UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8215 Forest Point Boulevard Charlotte, North Carolina	28273
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 16, 2015, Sealed Air Corporation (“Sealed Air” or the “Company”), certain wholly owned domestic subsidiaries of Sealed Air (the “Guarantors”), U.S. Bank National Association, as trustee (the “Trustee”), Elavon Financial Services Limited and Elavon Financial Services Limited, UK Branch entered into an Indenture dated as of June 16, 2015 (the “Indenture”), pursuant to which Sealed Air issued $400 million aggregate principal amount of 5.500% senior notes due 2025 (the “Dollar Notes”) and €400 million aggregate principal amount of 4.500% senior notes due 2023 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”). The Dollar Notes will mature on September 15, 2025, and the Euro Notes will mature on September 15, 2023. Interest is payable on March 15 and September 15 of each year, commencing September 15, 2015.

Prior to the date that is three months prior to the respective scheduled maturity dates of the Notes, Sealed Air may redeem each series of Notes, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes from the redemption date to the maturity date discounted in either case to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in the case of the Dollar Notes, the Treasury Rate (as defined in the Indenture) or, in the case of the Euro Notes, the Bund Rate (as defined in the Indenture), in each case plus 50 basis points, plus in either (i) or (ii), any interest accrued but not paid to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time on or after the date that is three months prior to the respective scheduled maturity dates of the Notes, Sealed Air may redeem each series of Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus any interest accrued but not paid to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If Sealed Air experiences a Change of Control Repurchase Event (as defined in the Indenture), holders of the Notes have the right to require Sealed Air to repurchase their Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Sealed Air will, subject to the exceptions and limitations set forth in the Indenture, pay such additional amounts as are necessary in order that the net payment of the principal of and interest on the Euro Notes to a beneficial owner of a note who is not a United States person for U.S. federal income tax purposes, after deduction for any present or future tax of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), imposed by withholding with respect to the payment, will not be less than the amount provided in the Euro Notes to be then due and payable. If, as a result of a change in law, Sealed Air becomes obligated to pay such additional amounts. Sealed Air may, at its option, redeem the Euro Notes in whole but not in part, upon not less than 30 days’ nor more than 60 days’ notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption.

The Indenture limits the ability of Sealed Air and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) create liens; (ii) enter into sale and leaseback transactions; and (iii) merge or consolidate or transfer and sell substantially all of their assets.

The Indenture provides that events of default with respect to either series of Notes include: (i) failure to make the payment of any interest on any Note of that series when the same becomes due, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any Notes of that series when the same becomes due; (iii) failure to perform or comply with certain covenants or agreements in the Notes of that series, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) a default by Sealed Air or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of $75.0 million or more (subject to any applicable grace period); and (v) certain events of bankruptcy, insolvency or reorganization affecting Sealed Air or any Restricted Subsidiary that is a Significant Subsidiary (as defined in the Indenture).

If an event of default with respect to the Notes of any series (other than an event of default relating to certain bankruptcy or insolvency matters) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the applicable series of then outstanding Notes may declare to be immediately due and payable the principal amount of all of such outstanding Notes, plus accrued but unpaid interest to the date of acceleration. In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all of the Notes of the applicable series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes of such series.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

New Notes Offering

On June 11, 2015, the Company announced the pricing of the offering of the Notes. A copy of the press release, dated June 11, 2015, announcing the pricing of the offering of the Notes is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the press release, dated June 16, 2015, announcing the closing of the offering of the Notes is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Tender Offer Expiration and Redemption of 8.375% Senior Notes due 2021

On June 16, 2015, the Company issued a press release announcing the expiration (the “Expiration”) of its previously announced tender offer for its outstanding 8.375% Senior Notes due 2021 (the “2021 Notes”). A copy of the press release, dated June 16, 2015, is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

$602,244,000 in aggregate principal amount of the 2021 Notes were not tendered and remained outstanding following the Expiration. On June 16, 2015, the Company notified HSBC Bank, National Association, as trustee under the indenture governing the 2021 Notes, that it would satisfy and discharge the indenture governing the 2021 Notes. On June 16, 2015, the Company also deposited with the trustee sufficient funds to fund the redemption of the 2021 Notes that were not tendered and remained outstanding following the Expiration, and to pay accrued and unpaid interest on the redeemed notes to the redemption date, and issued a notice of redemption with respect to such notes. The redemption price will be paid on July 16, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this Current Report on Form 8-K regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the cash tax benefits associated with the Settlement agreement (as defined in our 2014 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current

Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of June 16, 2015, by and among Sealed Air Corporation, the Guarantors party thereto, U.S. Bank National Association, Elavon Financial Services Limited and Elavon Financial Services Limited, UK Branch.

4.2	Form of 5.500% senior note due 2025 (included in Exhibit 4.1).

4.3	Form of 4.500% senior note due 2023 (included in Exhibit 4.1).

99.1	Press release, dated June 11, 2015, announcing the pricing of the Notes offering.

99.2	Press release, dated June 16, 2015, announcing the closing of the Notes offering.

99.3	Press release, dated June 16, 2015, announcing the expiration of the tender offer for the 2021 Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: June 16, 2015

Exhibit Index

4.1	Indenture, dated as of June 16, 2015, by and among Sealed Air Corporation, the Guarantors party thereto, U.S. Bank National Association, Elavon Financial Services Limited and Elavon Financial Services Limited, UK Branch.

4.2	Form of 5.500% senior note due 2025 (included in Exhibit 4.1).

4.3	Form of 4.500% senior note due 2023 (included in Exhibit 4.1).

99.1	Press release, dated June 11, 2015, announcing the pricing of the Notes offering.

99.2	Press release, dated June 16, 2015, announcing the closing of the Notes offering.

99.3	Press release, dated June 16, 2015, announcing the expiration of the tender offer for the 2021 Notes.